United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 1, 2020

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

001-32630

(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
FNF common Stock, par value $.0001 per share	FNF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indenture

On June 1, 2020, upon consummation of the Mergers (defined below) the registrant, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), entered into a Supplemental Indenture with Fidelity & Guaranty Life Holdings, Inc. (“FG Life” or the “Issuer”), and Wells Fargo Bank, National Association, as trustee (the “Supplemental Indenture”), to the Indenture (as supplemented by the Supplemental Indenture, the “Indenture”), dated as of April 20, 2018, by and among FG Life, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee, related to FG Life’s 5.50% Senior Notes due 2025 (the “Notes”).

Pursuant to the terms of the Supplemental Indenture, FNF became a guarantor of FG Life’s obligations under the Notes and agreed to fully and unconditionally guarantee the Notes, on a joint and several basis with the guarantors named in the Indenture.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 1, 2020, FNF completed its previously announced acquisition of FGL Holdings (“FGL”) pursuant to the Agreement and Plan of Merger, dated as of February 7, 2020, by and among FNF, FGL, F I Corp., a Cayman Islands exempted company (“Merger Sub I”) and F II Corp., a Cayman Islands exempted company (“Merger Sub II” and, together with Merger Sub I, “Merger Subs”), as amended by the First Amendment to the Agreement and Plan of Merger, dated as of April 24, 2020, by and among FNF, F I Corp., F II Corp. and FGL (the Agreement and Plan of Merger, as amended, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub I merged with and into FGL (the “First Merger”) with FGL surviving the First Merger (the “Surviving Company”) and becoming a wholly owned subsidiary of FNF as a result of the First Merger in accordance with the Companies Law (2020 Revision) of the Cayman Islands (the “CICL”), and immediately following the First Merger, the Surviving Company merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger and remaining a wholly owned subsidiary of FNF as a result of the Second Merger in accordance with the CICL. Each ordinary share, par value $0.0001 per share of FGL (the “Ordinary Shares”) (other than (i) shares owned by FGL and any of its subsidiaries or FNF and any of its subsidiaries and (ii) shares in respect of which dissenters’ rights have been properly exercised and perfected under Cayman Islands law) was canceled and converted automatically into the right to receive (i) $12.50 in cash or (ii) 0.2558 shares of common stock of FNF (“FNF Common Stock”). The Mergers were effective on June 1, 2020.

In connection with the Mergers, FNF issued approximately 27 million shares of FNF Common Stock and paid approximately $1.8 billion in cash to former holders of FGL ordinary and preferred shares.

Upon the closing of the Mergers, the Ordinary Shares and the FGL warrants, which previously traded under the ticker symbols “FG” and “FG WS,” respectively, on the New York Stock Exchange (the “NYSE”), ceased trading on, and were delisted from, the NYSE.

Additionally, all options to purchase Ordinary Shares (“FGL Share Option”) and phantom units denominated in Ordinary Shares (“FGL Phantom Unit”), in each case, outstanding immediately prior to the effective time of the First Merger (the “First Effective Time”), were cancelled and converted into options to purchase FNF Common Stock and phantom units denominated in FNF Common Stock at the First Effective Time (collectively, the “Rollover Awards”), as applicable. The Rollover Awards are generally subject to the same terms and conditions as the applicable cancelled FGL Share Option or FGL Phantom Unit immediately prior to the First Effective Time, except that (i) all performance-vesting criteria are deemed satisfied at the First Effective Time at the levels described in the Merger Agreement and such Rollover Awards are subject only to time-based vesting conditions after the First Effective Time, and (ii) immediately prior to the First Effective Time, additional time-vesting credits were provided to holders in respect of FGL Share Options and FGL Phantom Units granted prior to January 1, 2020, as described in the Merger Agreement.

Additionally, each warrant to purchase FGL Ordinary Shares was converted into the right to purchase and receive upon exercise $8.18 in cash and 0.0883 shares of our common stock (the “Warrants”). In accordance with the Warrant Agreement, dated as of May 19, 2016, between Continental Stock Transfer & Trust Company and CF Corporation (the “Warrant Agreement”) pursuant to which the Warrants were issued, if the registered holder of the Warrant properly exercises the Warrant within thirty days following the closing of the Mergers, the exercise price will be reduced to $7.68, which represents a reduction in the warrant exercise price of $11.50 by an amount equal to the difference of (i) $11.50 (the warrant exercise price in effect prior to such reduction) minus (ii) (A) $9.40, the volume weighted average price of the FGL Ordinary Shares as reported during the 10 trading-day period ending on the trading day prior to the closing of the Mergers minus (B) $1.72, the Black-Scholes Warrant Value of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The description of the Mergers and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Form 8-K filed by FNF with the Securities and Exchange Commission (“SEC”) on February 7, 2020, as amended by the First Amendment to the Merger Agreement, which was filed as Exhibit 2.2 to FNF’s S-4 (Registration No. 333-237540), dated April 1, 2020 and amended on April 24, 2020), each of which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

As of June 1, 2020, $550 million in aggregate principal amount of Notes was outstanding. The Notes are due May 1, 2025 and were issued pursuant to the Indenture. At any time prior to February 1, 2025, the Issuer may, at its option, redeem the Notes in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest to, but excluding, the redemption date. Thereafter, the Issuer may, at its option, redeem the Notes in whole or in part at any time at the Issuer’s option at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes are fully and unconditionally guaranteed by the Issuer’s direct parent, FGL US Holdings Inc., a Delaware corporation, the Issuer’s indirect parent, CF Bermuda Holdings (the “Parent”), and certain existing and future wholly-owned domestic restricted subsidiaries of the Parent, other than its insurance subsidiaries. Under certain circumstances, the Indenture permits the Parent to designate certain of its subsidiaries as unrestricted subsidiaries, which subsidiaries will not be subject to the covenants in the Indenture and will not guarantee the Notes.

In the event of a Change of Control Triggering Event (as defined in the Indenture), each holder of the Notes will have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date. If the Issuer sells assets outside the ordinary course of business and does not use the net proceeds for specified purposes, it may be required to use such net proceeds to make an offer to repurchase the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture contains covenants that restrict the Parent’s and its restricted subsidiaries’ ability to, among other things, pay dividends on or make other distributions in respect of equity interests or make other restricted payments, make certain investments, incur or guarantee additional indebtedness, create liens on certain assets to secure debt, sell certain assets, consummate certain mergers or consolidations or sell all or substantially all assets, or enter into transactions with affiliates.

The Indenture also provides for customary events of default, including non-payment of principal, interest or premium, failure to comply with covenants, and certain bankruptcy or insolvency events.

The foregoing summary of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, which is incorporated by reference as Exhibit 4.2 hereto.

Item 8.01.	Other Events.

On June 1, 2020, FGL and FNF issued a joint press release in connection with the closing of the Mergers. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

FNF has determined that, pursuant to Section 2045.16 of the Division of Corporation Finance Financial Reporting Manual, no additional financial information is necessary to be filed in connection with the consummation of the Mergers.

(b) Pro forma financial information.

FNF has determined that, pursuant to Section 2045.16 of the Division of Corporation Finance Financial Reporting Manual, no additional financial information is necessary to be filed in connection with the consummation of the Mergers.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 7, 2020, by and among FGL Holdings, Fidelity National Financial, Inc., F I Corp. and F II Corp. (incorporated by reference to Exhibit 2.1 to FNF’s Current Report on Form 8-K filed with the SEC on February 7, 2020).

2.2	First Amendment to the Agreement and Plan of Merger, dated as of April 24, 2020, by and among FGL Holdings, Fidelity National Financial, Inc., F I Corp. and F II Corp. (incorporated by reference to Exhibit 2.2 to FNF’s S-4 (Registration No. 333-237540), dated April 1, 2020 and amended on April 24, 2020).

4.1	Supplemental Indenture, dated as of June 1, 2020, by and among Fidelity & Guaranty Life Holdings, Inc., Fidelity National Financial, Inc., and Wells Fargo Bank, National Association, as trustee.

4.2	Indenture, dated as of April 20, 2018, by and among Fidelity & Guaranty Life Holdings, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by FGL Holdings on April 25, 2018).

99.1	Joint Press Release issued by FGL and FNF, dated June 1, 2020.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated February 7, 2020, by and between FGL Holdings, Fidelity National Financial, Inc., F I Corp. and F II Corp. (incorporated by reference to Exhibit 2.1 of FNF’s Current Report on Form 8-K filed with the SEC on February 7, 2020).

2.2	First Amendment to the Agreement and Plan of Merger, dated as of April 24, 2020, by and among Fidelity National Financial, Inc., F I Corp., F II Corp. and FGL Holdings (incorporated by reference to Exhibit 2.2 to FNF’s S-4 (Registration No. 333-237540), dated April 1, 2020 and amended on April 24, 2020).

4.1	Supplemental Indenture, dated as of June 1, 2020, among Fidelity & Guaranty Life Holdings, Inc., Fidelity National Financial, Inc., and Wells Fargo Bank, National Association, as trustee.

4.2	Indenture, dated as of April 20, 2018, among Fidelity & Guaranty Life Holdings, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by FGL Holdings on April 25, 2018).

99.1	Joint Press Release issued by FGL and FNF, dated June 1, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.

Date: June 1, 2020	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Executive Vice President, General Counsel and Corporate Secretary